Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Proteon Therapeutics, Inc. (the “Corporation”) on Form 10-Q for the fiscal quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy P. Noyes, as President and Chief Executive Officer of the Corporation, and I, George A. Eldridge, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: May 9, 2018	By:	/s/ Timothy P. Noyes
Timothy P. Noyes
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: May 9, 2018	By:	/s/ George A. Eldridge
George A. Eldridge
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.